Schedule A

As of April 28, 2017[*]

Oppenheimer Variable Account Funds

Oppenheimer Capital Appreciation Fund/VA

Classes of Shares

Non-Service Shares

Service Shares

Oppenheimer Conservative Balanced Fund/VA

Classes of Shares

Non-Service Shares

Service Shares

Oppenheimer Discovery Mid Cap Growth Fund/VA

Classes of Shares

Non-Service Shares

Service Shares

Oppenheimer Equity Income Fund/VA

Classes of Shares

Non-Service Shares

Service Shares

Oppenheimer Global Fund/VA

Classes of Shares

Non-Service Shares

Service Shares

Oppenheimer Global Multi-Alternatives Fund/VA

Classes of Shares

Non-Service Shares

Service Shares

Oppenheimer Global Strategic Income Fund/VA

Classes of Shares

Non-Service Shares

Service Shares

Oppenheimer Government Money Fund/VA

Classes of Shares

Non-Service Shares

Service Shares

Oppenheimer International Growth Fund/VA

Classes of Shares

Non-Service Shares

Service Shares

Oppenheimer Main Street Fund®/VA

Classes of Shares

Non-Service Shares

Service Shares

Oppenheimer Main Street Small Cap Fund®/VA

Classes of Shares

Non-Service Shares

Service Shares

Oppenheimer Total Return Bond Fund/VA

Classes of Shares

Non-Service Shares

Service Shares

* Amended April 28, 2017 to reflect the name change of Oppenheimer Core Bond Fund/VA to Oppenheimer Total Return Bond Fund/VA.